Exhibit 99.1

Annual Shareholders’ Meeting Speech

The following speech by Steven L. Muckley, President and Chief Executive Officer of Consumers Bancorp, Inc. and Consumers National Bank, was presented on October 19, 2005 at the annual shareholders’ meeting held at the Foltz Community Center in East Canton, Ohio:

“As we conclude our time together tonight, it seems fitting that we briefly reflect over the last 40 years, look at the present, and dream for the future. As part of my remarks, I have also incorporated answers to questions that were submitted by shareholders.

I am sure that the last 40 years for our two retiring directors (J.V.”Vic” Hanna and Homer Unkefer) seem now just a distant memory. But I am sure that if we were to hunt much deeper, we would see that their desire, as well as the desire of many of our original directors and shareholders, was to establish a community bank that fills the banking needs of friends and neighbors in every community in which the bank operates. Vic and Homer have played a major part in fulfilling that commitment to our communities for the past 40 years.

As our gaze is adjusted to the present however, we soon realize that this is not “our father’s Buick”! Banking times have changed. Competition for loans and deposits is now coming in a variety of smartly wrapped “presents”. A customer can pick from a multitude of financial institutions and products.

A promise and a handshake will not begin to satisfy regulatory agencies that have oversight responsibilities. Federal oversight and regulation due to the Enron and WorldCom’s of the world have significantly impacted the way we do business.

We believe we have met this challenge by assembling an Executive Management Team that has the abilities and experience to not only meet and exceed our regulatory responsibilities but to position us to take advantage of the many strengths that we as a community bank have over our competition. We like to call it developing Lifetime Relationships, one customer at a time.

I recently talked with a prospective customer and asked why he was interested in changing banks. His reply came back “When I had to call a foreign country to try to resolve an issue, I felt it was time to look for a bank where I could talk to someone locally and get my problem solved!”

As we evaluate each one of our branches, we realize that we face a variety of micro and macro economic factors that are specific to that location. Abundance or lack of competition, site location, local economies, profitability, efficiencies, deposits, loans, etc. are all factors that we evaluate annually to determine whether or not it is profitable to enter or remain at a location.

At the present time, we are fully committed to each one of our branch locations and are excited about the new branch building in Hanoverton and our newest branch being built in Malvern, which is scheduled to be completed in late December.

Serving local communities that are being underserved with quality banking services is one of our highest goals. We believe that we can operate full service branches more efficiently due to our ability to build from an established model.

I believe as we look to the future, we see a great opportunity to leverage off the success we have established in personnel, premises and processes which will enable us to attack the competition, one customer at a time.

Thank you for your continued support as we work together to use community dollars that you have supplied to help other neighbors build better communities for tomorrow.”

The information contained in this speech contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond Consumers’ control and could cause actual results to differ materially from those described in such statements. Although Consumers believes that the expectations reflected in such forward-looking statements are reasonable, Consumers can give no assurance that such expectations will prove to be correct. The forward-looking statements included in this discussion speak only as of the date they are made, and, except as required by law, Consumers undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect Consumers’ performance include, but are not limited to: regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors.